Exhibit 99

KFX APPOINTS VETERAN ENERGY LAWYER WILLIAM G. LAUGHLIN AS SENIOR VICE
PRESIDENT AND GENERAL COUNSEL

            DENVER, March 11, 2005 -- KFx Inc. (Amex: KFX) today announced that it has appointed William G. Laughlin to the positions of Senior Vice President, General Counsel and Secretary, effective March 1, 2005.  Mr. Laughlin, who becomes KFx’s first General Counsel, possesses a 30-plus year legal background in the energy sector, having served in senior roles with El Paso / Coastal, Ladd Petroleum and Phillips Petroleum. More recently, Mr. Laughlin has been Of Counsel to Locke Liddell & Sapp LLP a large Houston based law firm practicing in the firm’s Energy Practice Group.

            “With over three decades of experience serving the energy sector, William brings a valuable legal background to KFx as we continue toward the commercialization of our K-Fuel™ process,” said Ted Venners, Chairman and CEO of KFx. “The appointment of an internal general counsel rounds out the exceptional team we have put in place featuring operating, financial, public policy, and broad-based coal and energy expertise.”

            Mr. Laughlin began his career in the 1970s with Phillips Petroleum reviewing and drafting contracts and counseling employees on all aspects of the oil and gas business from exploration to the marketing of refined products.

   During the late 1970s through the 1980s Mr. Laughlin was associated with Ladd Petroleum Corporation, General Electric Company’s energy subsidiary, where he was Vice President, General Counsel and Secretary, serving as the lead attorney on a full range of corporate and business matters, both domestic and international.

            From 1990 through 2002, Mr. Laughlin served as Vice President and Director of the Natural Resources Law Department of The Coastal Corporation. Following Coastal’s merger with El Paso Corporation in 2001, Mr. Laughlin became Vice President of El Paso Corporation and General Counsel of El Paso Production Company. While at Coastal/El Paso, in addition to managing a large law department, Mr. Laughlin was the lead attorney for numerous acquisitions of oil and gas properties and, during 2002-2003, the lead attorney for over $2 billion of divestitures of various properties throughout the United States and Canada. He has worked on projects in over 15 countries around the world.

            During his tenure at Locke Liddell & Sapp LLP, Mr. Laughlin provided advice and counsel to various public and private companies on a wide variety of legal matters pertaining to exploration, production, transportation, marketing, processing and state and federal regulations.

            Mr. Laughlin is admitted to the bars of Colorado, Texas, and Wyoming.

About KFx

KFx provides solutions to help coal-burning industries increase energy production while meeting emissions standards. The Company's mission is to deploy its patented K-Fuel(TM) technology to transform abundant U.S. reserves of cheaper sub-bituminous coal and lignite into clean, affordable, efficient energy supplies. For more information on KFx, visit www.kfx.com.

Forward Looking Statements

Statements in this news release that relate to future plans or projected results of KFx or the Company are 'forward-looking statements' within the meaning of Section 27A of the Securities Act of 1933, as amended by the Private Securities Litigation Reform Act of 1995 (the "PSLRA"), and Section 21E of the Securities Exchange Act of 1934, as amended by the PSLRA, and all such statements fall under the 'safe harbor' provisions of the PSLRA. The Company's actual results may vary materially from those described in any 'forward-looking statement' due to, among other possible reasons, the realization of any one or more of the risk factors described in the Company's Annual Report on Form 10-K, or in any of its other filings with the Securities and Exchange Commission, all of which filings any reader of this news release is encouraged to study. Readers of this news release are cautioned not to put undue reliance on forward-looking statements.

Contact:            Michael DiPaolo (media)
                        Brian Schaffer (investors)
                        Brainerd Communicators, Inc.
                        212-986-6667